UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2007 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2007, Charles & Colvard, Ltd. (the “Company”) entered into a letter agreement with Cree, Inc. (“Cree”), effective on and after August 1, 2007 (the “New Letter Agreement”), which amended and supplemented the letter agreement between the Company and Cree entered into on December 29, 2006 (filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2007 as Exhibit 10.96 to the Current Report on Form 8-K). The New Letter Agreement reduces the Company’s commitment for purchases of silicon crystals from Cree during the fourth quarter of 2007 from approximately $3,200,000 to approximately $1,700,000. The price per gram paid to Cree during the fourth quarter of 2007 will increase by 8% over the price paid during the first three quarters of 2007.

The description of the New Letter Agreement set forth in this Item 1.01 is a summary of the material terms of the New Letter Agreement and is qualified in its entirety by reference to the copy of the New Letter Agreement attached hereto as Exhibit 10.102.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.102	Letter Agreement, effective August 1, 2007, between Cree, Inc. and Charles & Colvard, Ltd.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD, LTD.

By:	/S/ JAMES R. BRAUN
James R. Braun Vice President of Finance & Chief Financial Officer

Date: August 16, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.102	Letter Agreement, effective August 1, 2007, between Cree, Inc. and Charles & Colvard, Ltd.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.